Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Preliminary Fourth Quarter and Full Year 2012 Results

SAN JOSE, Calif.—February 14, 2013—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced preliminary financial results for its fourth fiscal quarter and year ended December 31, 2012. The preliminary results are subject to change based upon the conclusion of an on-going analysis by the Company of its income tax provision, which includes the effects of a contemplated reversal of the valuation allowance related to a significant portion of its deferred tax assets, as described in more detail below.

Total revenues for the fourth fiscal quarter of 2012 totaled $23.8 million, up 6% from $22.6 million for the third fiscal quarter of 2012 and up 35% when compared with total revenues of $17.6 million for the fourth fiscal quarter of 2011. Gainshare performance incentives revenues totaled $7.2 million, flat when compared to $7.2 million for the third fiscal quarter of 2012 and up 111% when compared to gainshare performance incentives revenues of $3.4 million for the fourth fiscal quarter of 2011.

Revenues for the fiscal year ended December 31, 2012 totaled $89.5 million, up 34% from $66.7 million for the fiscal year ended December 31, 2011. Gainshare performance incentives revenues for the fiscal year ended December 31, 2012 totaled $30.5 million, up 102% from $15.1 million for the fiscal year ended December 31, 2011.

On a GAAP basis, preliminary net income for the fourth fiscal quarter of 2012 was $4.0 million, or $0.14 per basic share and $0.13 per diluted share, compared to net income of $5.0 million, or $0.17 per basic and diluted share, for the third fiscal quarter of 2012, and net income of $2.1 million, or $0.07 per basic and diluted share, for the fourth fiscal quarter of 2011.

Preliminary net income for the fiscal year ended December 31, 2012 was $17.4 million, or $0.60 per basic share and $0.58 per diluted share, compared to net income of $1.9 million, or $0.07 per basic and diluted share, for the fiscal year ended December 31, 2011.

Cash and cash equivalents were $61.6 million at December 31, 2012 compared to cash and cash equivalents of $46.0 million at December 31, 2011.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the preliminary non-GAAP net income for the fourth fiscal quarter of 2012 was $7.3 million, or $0.24 per diluted share, compared to non-GAAP net income of $6.3 million, or $0.21 per diluted share, for the third fiscal quarter of 2012, and non-GAAP net income of $3.3 million, or $0.12 per diluted share for the fourth fiscal quarter of 2011. Also, using this non-GAAP measure, the preliminary non-GAAP net income for the fiscal year ended December 31, 2012 was $24.6 million, or $0.82 per diluted share, compared to non-GAAP net income of $7.4 million, or $0.26 per diluted share, for the fiscal year ended December 31, 2011.

Based on the Company’s recent financial performance, the Company is in the process of analyzing a reversal of a significant portion of its’ deferred tax asset valuation allowance.  The Company expects that this reversal will be within a range of $18.0 to $22.0 million, which could result in $0.58 to $0.71 of additional earnings per diluted share on a GAAP basis for the fourth fiscal quarter of 2012 and $0.60 to $0.74 of additional earnings per diluted share on a GAAP basis for the fiscal year ended December 31, 2012.  The Company believes that the results of this analysis will not impact the Company’s revenues or cash balances.  The Company expects to complete this analysis, and record the reversal, prior to filing its’ Form 10-K for the fiscal year ended December 31, 2012.  As a result of this reversal, the Company expects its 2013 effective tax rate to be in the range of 35-40%.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF Solutions’ operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

Forward-Looking Statements

The statements in this press release regarding PDF Solutions’ final financial results for its fourth fiscal quarter and full year ended December 31, 2012, including the potential reversal of the Company’s deferred tax assets valuation allowance, the portion of any such reversal, the expected effect on net income and net income per share of any such reversal and the Company’s future effective tax rate, are forward looking and are subject to revision pending the closing of the financial books, completion of an audit by the Company's independent accountants and, in the case of the future tax rate, events and circumstances of the future.  Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: factors affecting the analysis of the amount of a reversal of the valuation of deferred tax assets; completion of the closing of the financial books and completion of an audit by the company's independent accountants; future changes to the tax rate applicable to the Company as well as allowable deductions, available credits and other factors affecting the Company’s effective tax rate; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q, most recently filed for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, and its Current Reports on Form 8-K and amendments to such reports. The forward-looking statements contained in this release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$61,637	$46,041
Accounts receivable, net	33,959	20,863
Prepaid expenses and other current assets	3,606	3,717
Total current assets	99,202	70,621
Non-current investments	-	784
Property and equipment, net	3,897	777
Intangible assets, net	105	539
Other non-current assets	1,550	1,663
Total assets	104,754	74,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,054	$974
Accrued compensation and related benefits	10,723	5,026
Accrued and other current liabilities	3,043	2,335
Deferred revenues	3,232	2,961
Billings in excess of recognized revenues	807	2,089
Total current liabilities	19,859	13,385
Long-term income taxes payable	3,478	3,489
Other non-current liabilities	280	667
Total liabilities	23,617	17,541

Stockholders’ equity:
Common stock and additional paid-in-capital	220,301	208,830
Treasury stock at cost	(27,778)	(22,899)
Accumulated deficit	(111,437)	(128,789)
Accumulated other comprehensive income (loss)	51	(299)
Total stockholders’ equity	81,137	56,843
Total liabilities and stockholders’ equity	$104,754	$74,384

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Revenues:
Design-to-silicon-yield solutions	$16,577	$15,305	$14,160	$59,061	$51,633
Gainshare performance incentives	7,238	7,246	3,436	30,479	15,079
Total revenues	23,815	22,551	17,596	89,540	66,712

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	9,406	9,457	8,066	36,236	29,416
Amortization of acquired technology	-	-	158	261	626
Total cost of design-to-silicon-yield solutions	9,406	9,457	8,224	36,497	30,042
Gross profit	14,409	13,094	9,372	53,043	36,670

Operating expenses:
Research and development	3,600	3,203	3,060	13,251	13,972
Selling, general and administrative	4,477	4,498	4,119	18,599	18,358
Amortization of other acquired intangible assets	21	51	51	174	204
Restructuring charges (credits)	1,806	-	19	1,889	(110)
Total operating expenses	9,904	7,752	7,249	33,913	32,424

Income from operations	4,505	5,342	2,123	19,130	4,246
Interest and other income (expense), net	(82)	(179)	282	(248)	73
Income before income taxes	4,423	5,163	2,405	18,882	4,319
Income tax provision	383	170	292	1,530	2,439
Net income	$4,040	$4,993	$2,113	$17,352	$1,880

Net income per share:
Basic	$0.14	$0.17	$0.07	$0.60	$0.07
Diluted	$0.13	$0.17	$0.07	$0.58	$0.07

Weighted average common shares:
Basic	29,134	28,720	28,298	28,700	28,086
Diluted	30,905	30,180	28,518	29,923	28,431

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
GAAP net income	$4,040	$4,993	$2,113	$17,352	$1,880
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	1,415	1,253	1,004	4,891	4,791
Amortization of acquired technology	-	-	158	261	626
Amortization of other acquired intangible assets	21	51	51	174	204
Restructuring charges (credits)	1,806	-	19	1,889	(110)
Non-GAAP net income	$7,282	$6,297	$3,345	$24,567	$7,391

Adjustments to reconcile non-GAAP net income to EBITDAR(*):
Depreciation expense	199	125	103	515	459
Income tax provision (benefit)	383	170	292	1,530	2,439
EBITDAR	$7,864	$6,592	$3,740	$26,612	$10,289

GAAP net income per diluted share	$0.13	$0.17	$0.07	$0.58	$0.07
Non-GAAP net income per diluted share	$0.24	$0.21	$0.12	$0.82	$0.26

Shares used in diluted shares calculation	30,905	30,180	28,518	29,923	28,431

(*) EBITDAR means the Company’s non-GAAP, pre-tax net income, which excludes stock-based compensation, amortization of acquired intangibles, restructuring charges and depreciation expense.